LICENSE AGREEMENT

     THIS LICENSE AGREEMENT (the "Agreement") is made and entered into as of June 30, 2000 by and between Douglas May & Co., Inc., a Texas corporation ("May"), High Speed Net Solutions, Inc. ("HSNS") a Florida corporation and Douglas D. May, an individual residing in Dallas County, Texas ("Licensee").

         WHEREAS, Licensee and HSNS have entered into a Share Acquisition Agreement of even date herewith pursuant to which HSNS purchased all of the issued and outstanding stock of May and is the sole shareholder of May.

         WHEREAS, pursuant to Section 3.2(i) of the Share Acquisition Agreement, HSNS has agreed to cause May to grant to Licensee a non-exclusive, perpetual, royalty-free license to use all of the intellectual property of May.

         Accordingly, for the consideration set forth in the Share Acquisition Agreement, the Parties hereto agree as follows:

     1. Grant of License. May grants, sets over, transfers and assigns to Licensee the perpetual, non-exclusive, royalty-free, right and license to use all intellectual property owned by May as of June 30, 2000, including, but not limited to, all designs, work, client records, art work, portfolios, and awards, but excluding any intellectual property using HSNS technology licensed from Summus, Ltd., or developed by HSNS.

     2. Disclaimer of Warranties. This license is made "AS IS", with all faults and defects, and without any representation or warranty, express or implied, of any kind whatsoever, including, without limitation, any warranty as to title.

     3. Amendment and Modification. This Agreement may be amended or modified only by written agreement executed by all parties.

     4. Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     5. Further Assurances. The parties agree that upon the request of any one of them, they will execute and deliver any such further documents and undertake any such further action as may be reasonably be required to effect any of the agreements and covenants contained in this License.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be effective as of the day and year first above written.

                                            HIGH SPEED NET SOLUTIONS, INC.,
                                            a Florida corporation

                                            By _____________________________
                                               Name:
                                               Title:


                                            DOUGLAS MAY & CO., INC.,
                                            a Texas corporation

                                           By _____________________________

                                            Douglas D. May, President

                                            _______________________________
                                            Douglas D. May